SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported) - December 27, 2000
                                                         -----------------

                                 PALADYNE CORP.
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             (Exact name of registrant as specified in its charter)


         Delaware                     0-22969                    59-3562953
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(State or other jurisdiction   (Commission File Number)        (IRS Employer
    of Incorporation)                                        Identification No.)

610 Crescent Executive Court, Suite 124, Lake Mary, FL             32746
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     (Address of principal executive offices)                    (zip code)


       Registrant's telephone number, including area code - (407) 333-2488
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                                       N/A
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         (Former Name or Former Address, if changed since last report)


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ITEM 5.   OTHER EVENTS
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          On December 27, 2000, Paladyne Corp. (the "Company") issued a press release announcing its entry into an Agreement and Plan of Merger with e-commerce support centers, Inc., a North Carolina corporation ("ecom"), whereby a newly formed wholly-owned subsidiary of the Company will merge with and into ecom, which would become a wholly-owned subsidiary of the Company. Upon the merger, the Company will issue 4,100,000 shares of a newly created Series B Convertible Preferred Stock, convertible into 8,200,000 shares of the Company's Common Stock upon an increase in the authorized shares of Common Stock, plus warrants for the purchase of 4,500,000 shares of Common Stock. The warrants will consist of warrants for 4,000,000 shares exercisable in proportion to the exercise of presently outstanding options and warrants and of warrants for 500,000 shares exercisable based upon achievement of specified revenue targets for the combined Company. Ecom shareholders will also receive additional shares of the Company's Common Stock to preserve their ownership percentage in connection with a related private placement. The closing of the merger is subject to certain conditions. A copy of the press release is attached hereto as
Exhibit 99.1 and is incorporated by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

          (c)  Exhibits

               99.1 Press Release, dated December 27, 2000.


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


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PALADYNE CORP.
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                                         (Registrant)


Dated:  January 2, 2001                 By /s/ John D. Foster
                                          -------------------------------------
                                               John D. Foster, Chairman and CEO


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